Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q1 2019

1

Cousins Properties	Q1 2019 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, 2019 guidance and underlying assumptions, business and financial strategy, future debt financings, future acquisitions and dispositions of operating assets; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets; future changes in interest rates; the benefits of the proposed transactions involving us and TIER REIT, Inc. ("TIER"), including all future financial and operating results, plans, objectives, expectations and intentions, benefits of the proposed transactions with TIER to tenants, employees, stockholders and other constituents of the combined company; integrating TIER with us; the expected timetable for completing the proposed transactions with TIER; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital, the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets, changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Charlotte, Austin, Phoenix, and Tampa where we have high concentrations of our lease revenue; changes to our strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants; the ability to lease newly developed and/or recently acquired space; the failure of a tenant to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements; trends toward utilizing less office space per employee, and the effect of telecommuting; the adverse change in the financial condition of one or more of our major tenants; volatility in interest rates and insurance rates, competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates or the ability to pay dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; risks associated with the ability to consummate the proposed transactions with TIER and the timing of the closing of the proposed transactions with TIER; the failure to obtain debt financing arrangements in connection with the proposed transactions with TIER; the ability to secure favorable interest rates on debt financing incurred in connection with the proposed transactions with TIER; the ability to successfully integrate our operations and employees in connection with the proposed transaction with TIER; the ability to realize anticipated benefits and synergies of the proposed transactions with TIER; the amount of the costs, fees, expenses and charges related to the proposed transactions with TIER; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by the Company and TIER, and those additional risks and factors discussed in reports filed with the SEC by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q1 2019 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS FIRST QUARTER 2019 RESULTS
Highlights

•	Net income per share was $0.08.

•	Funds From Operations per share was $0.20.

•	Same property net operating income on a cash basis increased 4.0%.

•	Second generation net rent per square foot on a cash basis increased 7.1%.

•	Executed 682,129 square feet of office leases.

•	Commenced operations at Dimensional Place, a 281,000 square foot office building in the South End submarket of Charlotte.

•	Sold air rights that cover eight acres in Downtown Atlanta for $13.3 million.

•
Entered into a series of agreements with Norfolk Southern Railway Company ("NS") pursuant to which Cousins will develop a new corporate headquarters for NS, recognizing associated fee income of $52.3 million, and has purchased 1200 Peachtree, a 370,000 square foot office building in Midtown Atlanta, for $82 million.

•	Entered into a merger agreement with TIER REIT, Inc. ("TIER") pursuant to which Cousins will acquire TIER in a stock-for-stock transaction.
ATLANTA (April 24, 2019) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended March 31, 2019.

Financial Results
Net income available to common stockholders was $35.3 million, or $0.08 per share, for the first quarter of 2019, compared with $16.0 million, or $0.04 per share, for the first quarter of 2018.
Funds From Operations ("FFO") was $84.5 million, or $0.20 per share, for the first quarter of 2019, compared with $64.6 million, or $0.15 per share, for the first quarter of 2018.
2019 Guidance
The Company's guidance only reflects information related to the Company as a stand-alone entity, and is not meant to reflect or give effect to, in any manner, the merger with TIER. For information related to the merger with TIER, refer to the Company's filings with the Securities and Exchange Commission.
The Company is adjusting its full year 2019 net income guidance to $0.25 to $0.29 per share from $0.35 to $0.38 per share and its full year 2019 FFO guidance to $0.70 to $0.74 per share from $0.70 to $0.75 per share.

Cousins Properties	4	Q1 2019 Supplemental Information

EARNINGS RELEASE

The Company leaves unchanged the previously provided assumptions of its 2019 net income and FFO guidance, except for the following updates

•	Same property net operating income growth of 3% to 5% on a cash basis, up from the previous range of 2% to 4%.

•
General and administrative expenses of $33.5 million to $35.5 million, net of capitalized salaries, up from the previous range of $27 million to $29 million, due to an increase in long-term incentive compensation based on the Company's stock performance.

•	No disposition of Meridian Mark Plaza in 2019.

•
Interest and other expenses, net of capitalized interest, of $50.5 million to $52.5 million, up from the previous range of $49.5 million to $51.5 million, due to the removal of the Meridian Mark disposition and the corresponding impact on interest and Meridian Mark loan prepayment penalty.

A reconciliation of projected net income per share to projected FFO per share is provided as follows:

	Full Year 2019 Range
	Low	High
Net income per share	$0.25	$0.29
Add: Real estate depreciation and amortization	0.45	0.45
Funds From Operations per share	$0.70	$0.74
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Thursday, April 25, 2019, to discuss the results of the quarter ended March 31, 2019. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties First Quarter Conference Call” link on the Investor Relations page.
A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10130099. The playback can also be accessed on the Company's website.
Acting through its operating partnership Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.

Cousins Properties	5	Q1 2019 Supplemental Information

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $459,423 and $421,495 in 2019 and 2018, respectively	$3,714,115	$3,603,011
Projects under development	35,282	24,217
Land	35,868	72,563
	3,785,265	3,699,791

Cash and cash equivalents	3,456	2,547
Restricted cash	170	148
Notes and accounts receivable	10,558	13,821
Deferred rents receivable	91,240	83,116
Investment in unconsolidated joint ventures	167,429	161,907
Intangible assets, net	146,994	145,883
Other assets	46,081	39,083
Total assets	$4,251,193	$4,146,296
Liabilities:
Notes payable	$1,116,474	$1,062,570
Accounts payable and accrued expenses	91,477	110,159
Deferred income	55,074	41,266
Intangible liabilities, net of accumulated amortization of $45,545 and $42,473 in 2019 and 2018, respectively	53,869	56,941
Other liabilities	106,070	54,204
Total liabilities	1,422,964	1,325,140
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 6,867,357 shares issued and outstanding in 2019 and 2018	6,867	6,867
Common stock, $1 par value, 700,000,000 shares authorized, 430,926,519 and 430,724,520 shares issued in 2019 and 2018, respectively	430,927	430,725
Additional paid-in capital	3,605,692	3,606,191
Treasury stock at cost, 10,339,735 shares in 2019 and 2018	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,124,596)	(1,129,445)
Total stockholders' investment	2,770,417	2,765,865
Nonredeemable noncontrolling interests	57,812	55,291
Total equity	2,828,229	2,821,156
Total liabilities and equity	$4,251,193	$4,146,296

Cousins Properties	6	Q1 2019 Supplemental Information

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental property revenues	$123,345	$113,348
Fee income	8,728	2,894
Other	660	960
	132,733	117,202
Expenses:
Rental property operating expenses	43,487	40,191
Reimbursed expenses	932	942
General and administrative expenses	11,460	6,809
Interest expense	10,820	9,778
Depreciation and amortization	45,861	45,093
Acquisition costs	3	91
Other	180	320
	112,743	103,224
Income from unconsolidated joint ventures	2,904	2,885
Gain (loss) on sale of investment properties	13,111	(372)
Loss on extinguishment of debt	—	(85)
Net income	36,005	16,406
Net income attributable to noncontrolling interests	(664)	(363)
Net income available to common stockholders	$35,341	$16,043

Net income per common share - basic and diluted	$0.08	$0.04
Weighted average shares — basic	420,510	420,154
Weighted average shares — diluted	427,607	427,695

Cousins Properties	7	Q1 2019 Supplemental Information

KEY PERFORMANCE METRICS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st
Property Statistics
Consolidated Operating Properties	22	23	23	23	23	23	24
Consolidated Rentable Square Feet (in thousands)	11,428	11,936	11,944	11,944	12,203	12,203	12,573
Unconsolidated Operating Properties	4	4	4	4	4	4	5
Unconsolidated Rentable Square Feet (in thousands)	3,113	3,113	3,113	3,113	3,113	3,113	3,394
Total Operating Properties	26	27	27	27	27	27	29
Total Rentable Square Feet (in thousands)	14,541	15,049	15,057	15,057	15,316	15,316	15,967

Office Leasing Activity (1)
Net Leased during the Period (square feet in thousands)	2,190	330	328	486	455	1,597	682
Net Effective Rent Calculation (per square foot)
Net Rent	$29.41	$33.35	$32.40	$28.46	$31.02	$31.01	$27.86
Net Free rent	(0.75)	(0.55)	(1.00)	(0.94)	(0.86)	(0.85)	(0.49)
Leasing commissions	(2.32)	(2.67)	(2.49)	(2.40)	(2.17)	(2.41)	(1.13)
Tenant improvements	(4.43)	(3.07)	(4.50)	(4.29)	(5.43)	(4.40)	(1.74)
Net Effective Rent	$21.91	$27.06	$24.41	$20.83	$22.56	$23.35	$24.50
Change in Second Generation Net Rent	19.6%	35.2%	34.2%	25.8%	36.0%	32.5%	22.8%
Change in Cash-Basis Second Generation Net Rent	6.9%	19.3%	13.1%	7.6%	13.1%	13.2%	7.1%

Same Property Information (2)
Percent Leased (period end)	92.6%	93.6%	93.5%	94.2%	94.5%	94.5%	94.4%
Weighted Average Occupancy	89.4%	92.0%	91.9%	91.8%	92.0%	91.9%	92.0%
Change in Net Operating Income (over prior year period)	4.4%	2.6%	1.3%	2.7%	1.8%	2.1%	4.3%
Change in Cash-Basis Net Operating Income (over prior year period)	5.3%	9.4%	4.1%	4.4%	1.2%	4.7%	4.0%

Development Pipeline
Estimated Project Costs (in thousands) (3)	$490,500	$271,500	$358,800	$362,900	$245,900	$245,900	$199,900
Estimated Project Costs (3) / Total Undepreciated Assets	9.9%	5.5%	7.2%	7.2%	4.7%	4.7%	3.8%

Market Capitalization (4)
Common Stock Price (period end)	$9.25	$8.68	$9.69	$8.89	$7.90	$7.90	$9.66
Common Stock/Units Outstanding (period end in thousands)	426,995	427,218	427,368	427,359	427,359	427,359	427,561
Equity Market Capitalization (in thousands)	$3,949,704	$3,708,252	$4,141,196	$3,799,222	$3,376,136	$3,376,136	$4,130,239
Debt (in thousands)	1,262,523	1,262,833	1,261,459	1,236,891	1,234,016	1,234,016	1,287,164
Total Market Capitalization (in thousands)	$5,212,227	$4,971,085	$5,402,655	$5,036,113	$4,610,152	$4,610,152	$5,417,403

Cousins Properties	8	Q1 2019 Supplemental Information

KEY PERFORMANCE METRICS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st
Credit Ratios (4)
Net Debt/Total Market Capitalization	21.4%	23.2%	21.3%	22.9%	26.7%	26.7%	23.7%
Net Debt/Total Undepreciated Assets	22.5%	23.5%	23.1%	22.9%	24.2%	24.2%	24.3%
Net Debt/Annualized Adjusted EBITDAre	3.75	3.77	3.76	3.65	3.68	3.68	3.29
Fixed Charges Coverage (Adjusted EBITDAre)	5.58	5.39	5.37	5.67	5.39	5.46	6.08

Dividend Information (4)
Common Dividend per Share (5)	$0.24	$0.065	$0.065	$0.065	$0.065	$0.26	$0.0725
Funds From Operations (FFO) Payout Ratio	38.8%	42.3%	42.3%	40.5%	38.3%	40.8%	36.1%
Funds Available for Distribution (FAD) Payout Ratio	60.2%	61.9%	61.2%	59.1%	62.7%	61.2%	56.4%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.56%	0.55%	0.65%	0.31%	0.26%	0.43%	0.87%

Additional Information (4) (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (6)	$34.19	$34.98	$35.08	$35.23	$36.41	$36.41	$36.95
Straight Line Rental Revenue	$30,973	$8,136	$5,690	$5,148	$7,043	$26,017	$8,732
Above and Below Market Rents Amortization	$7,221	$1,793	$1,714	$1,730	$1,640	$6,877	$1,670
Second Generation Capital Expenditures	$53,485	$11,256	$11,077	$15,152	$19,182	$56,667	$8,074

(1) See Office Leasing Activity on page 18 for additional detail and explanations.
(2) Same Property Information is derived from the pool of office properties, as defined, in the period originally reported. See Same Property Performance on page 17 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 34 for additional information.
(3) Cousins' share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(4) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 30.
(5) The fourth quarter 2016 dividend was declared and paid one quarter in arrears.
(6) In-place gross rent equals the annualized cash basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q1 2019 Supplemental Information

KEY PERFORMANCE METRICS

(1) Office properties only.

Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q1 2019 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st
Net Operating Income	$313,206	$80,578	$80,195	$80,858	$84,432	$326,063	$87,731
Gain on Sales of Undepreciated Investment Properties	67	330	2,449	—	512	3,291	13,132
Fee Income	8,632	2,894	1,798	2,519	2,878	10,089	8,728
Other Income	15,991	1,034	1,212	915	517	3,678	748
Reimbursed Expenses	(3,527)	(942)	(860)	(955)	(1,025)	(3,782)	(932)
General and Administrative Expenses	(27,523)	(6,809)	(8,071)	(3,913)	(3,247)	(22,040)	(11,460)
Interest Expense	(41,382)	(11,293)	(11,305)	(11,208)	(12,080)	(45,886)	(12,574)
Other Expenses	(3,690)	(695)	(365)	(257)	(325)	(1,642)	(404)
Depreciation and Amortization of Non-Real Estate Assets	(1,874)	(473)	(468)	(469)	(462)	(1,872)	(456)
FFO (1)	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,513
Weighted Average Shares - Diluted	423,297	427,695	427,501	427,520	427,486	427,473	427,607
FFO per Share (1)	$0.61	$0.15	$0.15	$0.16	$0.17	$0.63	$0.20

(1) See pages 30 and 33 for reconciliations of Funds From Operations to Net Income available to common shareholders.

Cousins Properties	11	Q1 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st

Net Operating Income
Consolidated Properties
Spring & 8th (2)	$50	$4,726	$4,608	$4,704	$7,412	$21,450	$7,218
Hearst Tower	26,186	6,493	6,426	6,456	6,544	25,919	6,492
Northpark (2)	20,506	5,731	5,814	6,204	6,669	24,418	6,463
Corporate Center (2)	20,889	5,780	5,956	5,947	6,263	23,946	6,386
Hayden Ferry (2)	21,950	5,766	5,433	5,894	6,372	23,465	5,945
Promenade	16,755	4,240	4,242	4,125	3,895	16,502	4,788
Fifth Third Center	19,284	4,729	4,647	4,912	4,842	19,130	4,735
One Eleven Congress	15,146	4,036	4,039	4,034	4,109	16,218	4,446
Buckhead Plaza (2)	17,516	4,330	4,382	4,367	3,772	16,851	4,047
San Jacinto Center	16,069	3,635	3,632	3,596	3,789	14,652	3,665
Colorado Tower	13,557	3,429	3,453	3,511	3,380	13,773	3,480
816 Congress	10,898	2,780	2,911	3,016	2,949	11,656	3,290
3344 Peachtree	10,909	2,994	3,069	2,970	3,149	12,182	3,142
NASCAR Plaza	10,189	2,652	2,590	2,683	2,409	10,334	2,538
Tempe Gateway	8,079	1,893	2,029	1,997	2,015	7,934	2,165
3350 Peachtree	8,673	1,987	1,899	1,888	1,859	7,633	2,011
8000 Avalon	433	1,357	1,350	1,144	1,581	5,432	1,714
3348 Peachtree	6,146	1,405	1,360	1,472	1,483	5,720	1,527
111 West Rio	4,044	1,314	1,419	1,374	1,370	5,477	1,381
The Pointe	4,568	1,236	1,170	1,179	1,230	4,815	1,255
Research Park V	2,976	1,012	1,016	1,023	1,015	4,066	1,031
Meridian Mark Plaza	4,081	920	1,006	1,049	874	3,849	1,018
1200 Peachtree	—	—	—	—	—	—	775
Harborview Plaza	3,970	712	516	319	206	1,753	346
Other (3)	19,279	—	—	—	—	—	—
Subtotal - Consolidated	282,153	73,157	72,967	73,864	77,187	297,175	79,858

Unconsolidated Properties (4)
Terminus (2)	14,477	3,486	3,415	3,345	3,255	13,501	3,670
Gateway Village (2)	7,047	1,968	1,770	1,873	1,819	7,430	1,837
Carolina Square (2)	705	928	975	747	1,173	3,823	1,097
Emory University Hospital Midtown Medical Office Tower	3,913	990	1,031	1,028	975	4,024	1,027
Dimensional Place	—	—	—	—	—	—	206
Other (3)	4,911	49	37	1	23	110	36
Subtotal - Unconsolidated	31,053	7,421	7,228	6,994	7,245	28,888	7,873

Total Net Operating Income (1)	313,206	80,578	80,195	80,858	84,432	326,063	87,731

Gain on Sales of Undepreciated Investment Properties
Sales Less Cost of Sales - Consolidated	67	—	—	—	512	512	13,132
Sales Less Cost of Sales - Unconsolidated (4)	—	330	2,449	—	—	2,779	—
Total Gain on Sales of Undepreciated Investment Properties	67	330	2,449	—	512	3,291	13,132

Cousins Properties	12	Q1 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st
Fee Income
Management Fees (5)	5,794	1,524	1,401	1,537	1,449	5,911	1,379
Development Fees	2,140	291	271	951	1,422	2,935	7,022
Leasing & Other Fees	698	1,079	126	31	7	1,243	327
Total Fee Income	8,632	2,894	1,798	2,519	2,878	10,089	8,728

Other Income
Termination Fees	9,270	360	639	276	273	1,548	520
Termination Fees - Unconsolidated (4)	1,294	—	—	—	—	—	3
Interest and Other Income	2,248	600	493	468	161	1,722	140
Interest and Other Income - Unconsolidated (4)	921	74	80	78	83	315	85
Gain on Extinguishment of Debt	2,258	—	—	93	—	93	—
Total Other Income	15,991	1,034	1,212	915	517	3,678	748

Total Fee and Other Income	24,623	3,928	3,010	3,434	3,395	13,767	9,476

Reimbursed Expenses	(3,527)	(942)	(860)	(955)	(1,025)	(3,782)	(932)

General and Administrative Expenses	(27,523)	(6,809)	(8,071)	(3,913)	(3,247)	(22,040)	(11,460)

Interest Expense
Consolidated Debt
Senior Notes, Unsecured ($250M)	(4,842)	(2,489)	(2,490)	(2,488)	(2,491)	(9,958)	(2,490)
Term Loan, Unsecured	(6,198)	(1,858)	(2,088)	(2,205)	(2,344)	(8,495)	(2,422)
Credit Facility, Unsecured	(3,050)	(742)	(754)	(754)	(773)	(3,023)	(1,289)
Fifth Third Center	(5,052)	(1,247)	(1,241)	(1,235)	(1,228)	(4,951)	(1,221)
Promenade	(4,492)	(1,102)	(1,095)	(1,085)	(1,078)	(4,360)	(1,069)
Colorado Tower	(4,236)	(1,059)	(1,059)	(1,059)	(1,056)	(4,233)	(1,051)
Senior Notes, Unsecured ($100M)	(2,937)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)
816 Congress Avenue	(3,233)	(799)	(795)	(792)	(787)	(3,173)	(784)
Meridian Mark Plaza	(1,483)	(366)	(368)	(359)	(360)	(1,453)	(358)
901 West Peachtree	—	—	—	—	(115)	(115)	(115)
Other (3)	(7,243)	(175)	(177)	(74)	—	(426)	—
Capitalized	9,242	1,095	1,390	1,536	881	4,902	1,015
Subtotal - Consolidated	(33,524)	(9,778)	(9,714)	(9,551)	(10,387)	(39,430)	(10,820)

Unconsolidated Debt (4)
Terminus (2)	(4,823)	(1,001)	(995)	(988)	(992)	(3,976)	(1,038)
Carolina Square	(184)	(197)	(281)	(355)	(390)	(1,223)	(406)
Emory University Hospital Midtown Medical Office Tower	(1,285)	(317)	(315)	(314)	(311)	(1,257)	(310)
Other (3)	(1,566)	—	—	—	—	—	—
Subtotal - Unconsolidated	(7,858)	(1,515)	(1,591)	(1,657)	(1,693)	(6,456)	(1,754)

Total Interest Expense	(41,382)	(11,293)	(11,305)	(11,208)	(12,080)	(45,886)	(12,574)

Cousins Properties	13	Q1 2019 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st
Other Expenses
Severance	(446)	(195)	128	4	3	(60)	(23)
Partners' share of FFO in consolidated joint ventures	(16)	(144)	(134)	(121)	(159)	(558)	(171)
Property Taxes and Other Holding Costs	(764)	(130)	(152)	(148)	(153)	(583)	(184)
Loss on Extinguishment of Debt - Consolidated	—	(85)	—	—	—	(85)	—
Predevelopment & Other Costs	(803)	(50)	(30)	8	(16)	(88)	(23)
Acquisition Costs (6)	(1,661)	(91)	(177)	—	—	(268)	(3)
Total Other Expenses	(3,690)	(695)	(365)	(257)	(325)	(1,642)	(404)

Depreciation and Amortization of Non-Real Estate Assets	(1,874)	(473)	(468)	(469)	(462)	(1,872)	(456)

FFO (1)	$259,900	$64,624	$64,585	$67,490	$71,200	$267,899	$84,513
Weighted Average Shares - Diluted	423,297	427,695	427,501	427,520	427,486	427,473	427,607
FFO per Share (1)	$0.61	$0.15	$0.15	$0.16	$0.17	$0.63	$0.20

Note: Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 30.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) Primarily represents properties sold and loans repaid prior to March 31, 2019 that are not considered discontinued operations.
(4) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(5) Management Fees include reimbursement of expenses that are included in the "Reimbursed Expenses" line item.
(6) In 2017 and 2018, acquisition costs related to the transactions with Parkway Properties, Inc. In 2019, acquisition costs related to the merger with TIER REIT, Inc.

Cousins Properties	14	Q1 2019 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				1Q19	4Q18	1Q19	4Q18
Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	8.2%	$—
Northpark (4)	1,539,000	Consolidated	100%	92.4%	95.1%	86.9%	92.5%	7.4%	—
Promenade	777,000	Consolidated	100%	91.3%	89.4%	89.9%	88.0%	5.5%	98,230
Buckhead Plaza (4)	671,000	Consolidated	100%	82.4%	82.0%	81.6%	81.9%	4.5%	—
Terminus (4)	1,226,000	Unconsolidated	50%	90.8%	90.8%	87.9%	84.5%	4.2%	98,798
3344 Peachtree	484,000	Consolidated	100%	94.4%	95.9%	90.4%	92.4%	3.5%	—
3350 Peachtree	413,000	Consolidated	100%	94.7%	94.4%	88.1%	84.9%	2.3%	—
8000 Avalon	229,000	Consolidated	90%	100.0%	100.0%	100.0%	99.3%	2.0%	—
3348 Peachtree	258,000	Consolidated	100%	92.5%	92.5%	89.1%	88.0%	1.6%	—
Emory University Hospital Midtown Medical Office Tower	358,000	Unconsolidated	50%	99.4%	99.1%	99.1%	94.2%	1.2%	34,567
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.2%	23,356
1200 Peachtree	370,000	Consolidated	100%	100.0%	NA	100.0%	NA	0.9%	—
ATLANTA	7,250,000			93.3%	93.4%	90.6%	90.7%	42.5%	254,951
Hearst Tower	966,000	Consolidated	100%	97.2%	98.5%	97.1%	98.4%	7.4%	—
Fifth Third Center	692,000	Consolidated	100%	99.8%	99.8%	99.6%	99.6%	5.4%	142,216
NASCAR Plaza	394,000	Consolidated	100%	98.9%	95.3%	91.5%	93.4%	2.9%	—
Gateway Village (4)	1,061,000	Unconsolidated	50%	99.4%	99.4%	99.4%	99.4%	2.1%	—
Dimensional Place	281,000	Unconsolidated	50%	94.3%	94.3%	94.3%	NA	0.2%	—
CHARLOTTE	3,394,000			98.4%	98.3%	97.2%	98.2%	18.0%	142,216
One Eleven Congress	519,000	Consolidated	100%	94.0%	90.3%	88.7%	86.7%	5.1%	—
San Jacinto Center	395,000	Consolidated	100%	91.4%	92.4%	91.8%	91.3%	4.2%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	100.0%	99.5%	100.0%	4.0%	118,135
816 Congress	435,000	Consolidated	100%	96.3%	98.3%	96.6%	96.6%	3.8%	80,801
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	1.2%	—
AUSTIN	1,895,000			95.5%	95.1%	94.0%	93.5%	18.3%	198,936
Hayden Ferry (4)	789,000	Consolidated	100%	94.9%	94.9%	93.4%	91.8%	6.8%	—
Tempe Gateway	264,000	Consolidated	100%	94.8%	96.8%	95.4%	96.5%	2.5%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.5%	—
PHOENIX	1,278,000			95.8%	96.2%	95.0%	94.2%	10.8%	—
Corporate Center (4)	1,224,000	Consolidated	100%	98.6%	98.2%	94.9%	94.5%	7.3%	—
The Pointe	253,000	Consolidated	100%	97.1%	97.1%	96.1%	96.4%	1.4%	—
Harborview Plaza	205,000	Consolidated	100%	64.1%	64.1%	59.2%	49.7%	0.4%	—
TAMPA	1,682,000			94.1%	93.9%	90.8%	89.4%	9.1%	—
Carolina Square Office (5)	158,000	Unconsolidated	50%	79.4%	79.4%	78.6%	76.2%	0.3%	12,601
CHAPEL HILL	158,000			79.4%	79.4%	78.6%	76.2%	0.3%	12,601

TOTAL OFFICE	15,657,000			94.8%	94.8%	92.7%	92.6%	99.0%	$608,704

Other Properties
Carolina Square Apartments (246 Units) (5)	266,000	Unconsolidated	50%	100.0%	100.0%	98.6%	99.7%	0.2%	21,214
Carolina Square Retail (5)	44,000	Unconsolidated	50%	89.3%	81.5%	81.5%	81.5%	0.8%	3,509

TOTAL OTHER	310,000			98.5%	97.4%	96.2%	97.1%	1.0%	$24,723

TOTAL	15,967,000			94.9%	94.9%	92.7%	92.6%	100.0%	$633,427

See next page for footnotes

Cousins Properties	15	Q1 2019 Supplemental Information

PORTFOLIO STATISTICS

(1)	Represents the weighted average occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income for the three months ended March 31, 2019.
(3)	The Company's share of property specific mortgage debt, net of unamortized loan costs as of March 31, 2019.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	The Company's share of Carolina Square debt has been allocated to office, retail, and apartments based on their relative square footages.

Cousins Properties	16	Q1 2019 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	Net Operating Income ($ in thousands)
	Three Months Ended March 31,
	2019	2018	% Change
Rental Property Revenues (2)	$121,317	$116,011	4.6%
Rental Property Operating Expenses (2)	44,632	42,492	5.0%
Same Property Net Operating Income	$76,685	$73,519	4.3%

Cash-Basis Rental Property Revenues (3)	$111,586	$106,890	4.4%
Cash-Basis Rental Property Operating Expenses (4)	44,466	42,344	5.0%
Cash-Basis Property Net Operating Income	$67,120	$64,546	4.0%

End of Period Leased	94.4%	93.7%
Weighted Average Occupancy	92.0%	92.2%

(1)
Same Properties include those office properties that were fully operational in each of the comparable reporting periods. See Non-GAAP Financial Measures - Calculations and Reconciliations. Properties included in this reporting period are as follows:

	111 West Rio	Emory University Hospital Midtown Medical Office Tower	Northpark
	816 Congress	Fifth Third Center	One Eleven Congress
	3344 Peachtree	Gateway Village	Promenade
	3348 Peachtree	Harborview Plaza	Research Park V
	3350 Peachtree	Hayden Ferry	San Jacinto Center
	Buckhead Plaza	Hearst Tower	Tempe Gateway
	Colorado Tower	Meridian Mark Plaza	Terminus
	Corporate Center	NASCAR Plaza	The Pointe

(2)
Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures. Net operating income for unconsolidated joint ventures is calculated as rental property revenues less rental property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	17	Q1 2019 Supplemental Information

OFFICE LEASING ACTIVITY(1)

	Three Months Ended March 31, 2019
	New	Renewal	Expansion	Total
Gross leased (square feet) (2)				798,040
Less: Leases one year or less, amenity leases, percentage rent leases, storage leases, intercompany leases, and license agreements				(115,911)
Net leased (square feet)	466,013	182,687	33,429	682,129
Number of transactions	8	13	8	29
Lease term (years) (3)	4.0	7.9	7.4	5.2

Net Effective Rent Calculation (per square foot)
Net rent (3)(4)	$26.91	$30.47	$26.89	$27.86
Net free rent	(0.32)	(0.84)	(0.89)	(0.49)
Leasing commissions	(0.64)	(2.24)	(1.97)	(1.13)
Tenant improvements	(1.18)	(2.50)	(5.32)	(1.74)
Net effective rent	$24.77	$24.89	$18.71	$24.50

Second generation leased square feet (5)				283,457
Increase in second generation net rent (3)(4)(6)				22.8%
Increase in cash-basis second generation net rent (3)(6)				7.1%

(1) Excludes apartment and retail leasing at mixed-use projects.
(2) Includes 370,000 square foot lease with Norfolk Southern Railway Company at 1200 Peachtree.
(3) Weighted average.
(4) Straight-lined net rent per square foot (operating expenses deducted from gross leases) over the lease term.
(5) Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(6) Increase in net rent at the end of term paid by the prior tenant compared to net rent at beginning of term paid by the current tenant. For early renewals, represents increase in net rent at the end of the term of the original lease compared to net rent at the beginning of the extended term of the lease.

Cousins Properties	18	Q1 2019 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rents ($ in Thousands) (2)	% of Annual Contractual Rents	Annual Contractual Rent/Sq. Ft.

2019	616,908	4.7%	$20,274	3.7%	$32.86
2020	775,387	5.9%	31,551	5.8%	40.69
2021	1,685,260	12.8%	59,383	10.9%	35.24
2022	1,415,870	10.7%	56,998	10.5%	40.26
2023	1,150,418	8.7%	48,076	8.8%	41.79
2024	1,014,455	7.7%	41,965	7.7%	41.37
2025	1,443,908	11.0%	61,695	11.3%	42.73
2026	1,318,870	10.0%	48,832	9.0%	37.03
2027	728,542	5.5%	30,927	5.7%	42.45
2028 &Thereafter	3,031,205	23.0%	145,089	26.6%	47.87

Total	13,180,823	100.0%	$544,790	100.0%	$41.33

Lease Expirations Greater than 100,000 Square Feet Through Year End 2020

Expiration Date	Tenant	Market	Building	Square Feet Expiring
None

(1) Company's share.
(2) Annual Contractual Rents are the estimated rents in the year of expiration. It includes the minimum base rent and an estimate of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	19	Q1 2019 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)
Square Feet
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
616,908
775,387
1,685,260
1,415,870
1,150,418
1,014,455
1,443,908
1,318,870
728,542
3,031,205
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028 & Thereafter
4.7%
5.9%
12.8%
10.7%
8.7%
7.7%
11.0%
10.0%
5.5%
23.0%
% of Leased Space

(1) Company's share

Cousins Properties	20	Q1 2019 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR Corporation	1	1	762,090	$34,937,667	7.1%	14
2	Bank of America	4	2	1,121,108	31,672,991	6.5%	6
3	Dimensional Fund Advisors LP	2	1	314,612	14,030,431	2.9%	13
4	Norfolk Southern Railway Company	2	1	394,621	11,256,707	2.3%	3
5	Wells Fargo Bank, N.A.	5	4	236,033	9,524,889	1.9%	3
6	Parsley Energy, L.P.	1	1	135,107	7,944,527	1.6%	6
7	ADP, LLC	1	1	225,000	7,194,564	1.5%	9
8	McGuirewoods LLP	3	3	197,282	6,607,471	1.4%	7
9	Westrock Shared Services, LLC	1	1	205,185	6,539,316	1.3%	11
10	Regus Equity Business Centers, LLC	6	4	146,852	5,741,823	1.2%	4
11	Blue Cross Blue Shield	1	1	198,834	5,642,481	1.2%	2
12	OSI Restaurant Partners, LLC (dba Outback Steakhouse)	1	1	167,723	5,504,516	1.1%	6
13	NASCAR Media Group, LLC	1	1	139,861	5,373,121	1.1%	2
14	Amazon	3	2	120,153	4,782,752	1.0%	5
15	Board of Regents of the University System of Georgia (dba Georgia State University)	1	1	135,124	4,770,181	1.0%	5
16	Hearst Communications, Inc.	1	1	137,724	4,466,455	0.9%	11
17	Amgen Inc.	1	1	132,633	4,410,122	0.9%	9
18	Smith, Gambrell & Russell, LLP	1	1	120,973	4,298,000	0.9%	2
19	Symantec Corporation	1	1	113,364	4,125,588	0.8%	6
20	Atlassian, Inc.	1	1	72,530	4,083,603	0.8%	3
	Total			5,076,809	$182,907,205	37.4%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.

Note:	This schedule includes tenants whose leases have commenced and/or who have taken occupancy. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q1 2019 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Total Revenues

Technology 17.0%
Professional Services 13.4%
Legal 12.5%
Consumer Goods & Services 7.9%
Other 6.2%
Health Care 4.6%
Marketing/Media/ Creative 4.3%
Insurance 3.6%
Transportation 2.4%
Real Estate 2.3%
Energy 2.2%
Construction/Design 1.7%
Government 1.0%
Financial 20.9%

Note: Management uses SIC codes when available along with judgment to determine tenant industry classification.

Cousins Properties	22	Q1 2019 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2019
1200 Peachtree	Office	Atlanta	100.0%	1Q	370,000	$82,000

2017
111 West Rio (2)	Office	Phoenix	100.0%	1Q	225,000	19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(3)
Cousins Fund II, L.P. (4)	Office	Various	100.0%	4Q	(4)	279,100

2014
Fifth Third Center	Office	Charlotte	100.0%	3Q	698,000	215,000
Northpark	Office	Atlanta	100.0%	4Q	1,528,000	348,000

					11,640,000	$943,700

Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2019
Dimensional Place	Office	Charlotte	50.0%	1Q	281,000	$96,000

2018
Spring & 8th	Office	Atlanta	100.0%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90.0%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50.0%	3Q	468,000	123,000

2015
Colorado Tower	Office	Austin	100.0%	1Q	373,000	126,100
Emory Point - Phase II	Mixed	Atlanta	75.0%	3Q	302,000	75,400
Research Park V	Office	Austin	100.0%	4Q	173,000	45,000

					2,591,000	$871,000

(1) Except as otherwise noted, amounts represent total purchase prices,total project cost paid by the company, and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that are not incurred in a joint venture.
(2) Purchased outside interest of 25.4% in 111 West Rio.
(3) Properties acquired in the merger/spin with Parkway Properties, Inc.
(4) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million.

Cousins Properties	23	Q1 2019 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2017
Emory Point I and II	Mixed	Atlanta	75.0%	2Q	786,000	$199,000
American Cancer Society Center	Office	Atlanta	100.0%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100.0%	4Q	1,038,000	208,100
Courvoisier Centre (2)	Office	Miami	20.0%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100.0%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (3)	Office	Houston	100.0%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100.0%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100.0%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100.0%	4Q	140,000	80,000
The Forum	Office	Atlanta	100.0%	4Q	220,000	70,000

2015
2100 Ross	Office	Dallas	100.0%	3Q	844,000	131,000
200, 333, and 555 North Point Center East	Office	Atlanta	100.0%	4Q	411,000	70,300
The Points at Waterview	Office	Dallas	100.0%	4Q	203,000	26,800

2014
Lakeshore and University Park Place	Office	Birmingham	100.0%	3Q	320,000	44,700
Mahan Village	Retail	Florida	50.5%	4Q	147,000	29,500
Cousins Watkins LLC	Retail	Other	50.5%	4Q	339,000	50,000
777 Main	Office	Fort Worth	100.0%	4Q	980,000	167,000
					14,690,000	$1,784,800

(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(3) These properties were spun off as part in the merger/spin with Parkway Properties, Inc.

Cousins Properties	24	Q1 2019 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Actual or Projected Construction Start Date	Number of Square Feet /Apartment Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Occupancy (3)	Estimated Stabilization (4)

120 West Trinity	Mixed	Atlanta	20%	1Q17		$85,000	$17,000	$46,849	$9,370
Office					33,000					—%	1Q20	3Q20
Retail					19,000					—%	1Q20	3Q20
Apartments					330					—%	4Q19	2Q20

300 Colorado (5)	Office	Austin	50%	4Q18	358,000	193,000	96,500	59,251	29,626	87%	1Q21	1Q22

10000 Avalon	Office	Atlanta	90%	3Q18	251,000	96,000	86,400	34,297	30,867	40%	1Q20	1Q21

Total						$374,000	$199,900	$140,397	$69,863

(1)
This schedule shows projects currently under active development through the substantial completion of construction. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates. The projected stabilization dates are also estimates and are subject to change as the project proceeds through the development process.

(2)	Estimated and incurred project costs include financing costs only on project-specific debt and excludes certain allocated capitalized costs required by GAAP that are not incurred in a joint venture.
(3)	Represents the quarter which the Company estimates the first tenant will take occupancy.
(4)	Stabilization is the earlier of the quarter within which the Company estimates it will achieve 90% economic occupancy or one year from initial occupancy.
(5)	300 Colorado is comprised of 348,000 square feet of office space and 10,000 square feet of retail space. The office component is 86% leased, and the retail component is 100% leased.

Cousins Properties	25	Q1 2019 Supplemental Information

LAND INVENTORY

	Market	Type	Company's Ownership Interest	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

901 West Peachtree (1)	Atlanta	Commercial	100%	0.8
North Point	Atlanta	Commercial	100%	9.2
The Avenue Forsyth-Adjacent Land	Atlanta	Commercial	100%	10.4
Wildwood Office Park	Atlanta	Commercial	50%	14.0
Victory Center	Dallas	Commercial	75%	3.0
Corporate Center	Tampa	Commercial	100%	7.0
100 Mill	Tempe	Commercial	90%	2.5
Padre Island	Corpus Christi	Residential	50%	15.0

Total				61.9	$68,751
Company's Share				46.3	$48,594

(1)	Includes two ground leases with future obligations to purchase.

Cousins Properties	26	Q1 2019 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2019	2020	2021	2022	2023	Thereafter	Total Principal	Deferred Loan Costs	Total

Consolidated Debt
Floating Rate
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	3.69%	12/2/21	$—	$—	$250,000	$—	$—	$—	$250,000	$(1,077)	$248,923
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (2)	100%	3.54%	1/3/23	—	—	—	—	56,400	—	56,400	—	56,400
Total Floating Rate Debt				—	—	250,000	—	56,400	—	306,400	(1,077)	305,323

Fixed Rate
Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	—	250,000	250,000	(1,144)	248,856
Fifth Third Center	100%	3.37%	10/1/26	2,384	3,274	3,386	3,502	3,622	126,547	142,715	(499)	142,216
Colorado Tower	100%	3.45%	9/1/26	1,765	2,425	2,510	2,598	2,689	106,862	118,849	(714)	118,135
Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(443)	99,557
Promenade	100%	4.27%	10/1/22	2,452	3,394	3,541	89,051	—	—	98,438	(208)	98,230
816 Congress	100%	3.75%	11/1/24	1,273	1,754	1,821	1,891	1,963	72,558	81,260	(459)	80,801
Meridian Mark Plaza	100%	6.00%	8/1/20	413	22,978	—	—	—	—	23,391	(35)	23,356
Total Fixed Rate Debt				8,287	33,825	11,258	97,042	8,274	655,967	814,653	(3,502)	811,151

Total Consolidated Debt				8,287	33,825	261,258	97,042	64,674	655,967	1,121,053	(4,579)	1,116,474

Unconsolidated Debt
Floating Rate
Carolina Square (LIBOR + 1.90%) (3)	50%	4.39%	5/1/19	37,324	—	—	—	—	—	37,324	—	37,324
300 Colorado (LIBOR + 2.25%) (4)	50%	4.74%	1/17/22	—	—	—	1	—	—	1	—	1
Total Floating Rate Debt				37,324	—	—	1	—	—	37,325	—	37,325
									.
Fixed Rate
Terminus 100	50%	5.25%	1/1/23	1,128	1,575	1,659	1,749	54,091	—	60,202	(49)	60,153
Terminus 200	50%	3.79%	1/1/23	626	863	896	931	35,350	—	38,666	(21)	38,645
Emory University Hospital Midtown Medical Office Tower	50%	3.50%	6/1/23	613	842	872	903	31,436	—	34,666	(99)	34,567
Total Fixed Rate Debt				2,367	3,280	3,427	3,583	120,877	—	133,534	(169)	133,365

Total Unconsolidated Debt				39,691	3,280	3,427	3,584	120,877	—	170,859	(169)	170,690

Total Debt				$47,978	$37,105	$264,685	$100,626	$185,551	$655,967	$1,291,912	$(4,748)	$1,287,164

Total Maturities (5)				$37,324	$22,644	$250,000	$86,296	$176,891	$636,024	$1,209,179
% of Maturities				3%	2%	20%	7%	15%	53%	100%

Cousins Properties	27	Q1 2019 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Debt ($)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$343,725	27%	3.75%	2.6
Fixed Rate Debt	948,187	73%	3.93%	6.0
Total Debt	$1,291,912	100%	3.88%	5.1

(1) The spread over LIBOR at March 31, 2019 was 1.20%.
(2) As of March 31, 2019, the Company had $56.4 million drawn under the Credit Facility and had the ability to borrow $943.6 million of the $1 billion available. The spread over LIBOR at March 31, 2019 was 1.05%.
(3) The Company's share of the total borrowing capacity of the facility is $39.9 million. In April 2019, Carolina Square Holdings LP joint venture plans to execute the second of two one-year extensions for its associated construction loan, extending the maturity date to May 2020.
(4) The Company's share of the total borrowing capacity of the facility is $63.0 million.
(5) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	28	Q1 2019 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of March 31, 2019

300,000
250,000
200,000
150,000
100,000
50,000
0
$ (in thousands)
37,324
22,644
250,000
86,296
176,891
70,865
250,000
215,159
100,000
2019
2020
2021
2022
2023
2024
2025
2026
2027
Consolidated
Unconsolidated

Cousins Properties	29	Q1 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st

FFO and EBITDAre
Net income available to common stockholders	$216,275	$16,043	$21,276	$19,485	$22,360	$79,164	$35,341
Depreciation and amortization of real estate assets:
Consolidated properties	194,869	44,620	45,207	44,599	45,084	179,510	45,405
Share of unconsolidated joint ventures	13,191	3,419	3,016	3,119	3,524	13,078	3,254
Partners' share of real estate depreciation	(23)	(69)	(70)	(72)	(91)	(302)	(96)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(133,043)	372	(5,317)	33	(13)	(4,925)	21
Share of unconsolidated joint ventures	(35,050)	(48)	63	—	14	29	—
Non-controlling interest related to unit holders	3,681	287	410	326	322	1,345	588
FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513
Interest Expense	41,382	11,293	11,305	11,208	12,080	45,886	12,574
Non-Real Estate Depreciation and Amortization	1,874	473	468	469	462	1,872	456
EBITDAre (1)	303,156	76,390	76,358	79,167	83,742	315,657	97,543
Acquisition and Transaction Costs	1,661	91	137	—	20	248	3
(Gain) Loss on Extinguishment of Debt	(2,258)	85	—	(93)	—	(8)	—
Adjusted EBITDAre (1)	302,559	76,566	76,495	79,074	83,762	315,897	97,546

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	27,187	6,933	6,685	6,557	6,469	26,644	7,006
Other Properties	3,866	488	543	437	776	2,244	867
Net Operating Income	31,053	7,421	7,228	6,994	7,245	28,888	7,873
Sales Less Cost of Sales	—	330	2,449	—	—	2,779	—
Termination Fees	1,294	—	—	—	—	—	3
Interest Expense	(7,859)	(1,515)	(1,591)	(1,657)	(1,693)	(6,456)	(1,754)
Other Income	768	20	27	36	37	120	36
Funds from Operations - Unconsolidated Joint Ventures	25,256	6,256	8,113	5,373	5,589	25,331	6,158
Gain (Loss) on Sale of Depreciated Investment Properties, net	35,050	48	(61)	(2)	(14)	(29)	—
Depreciation and Amortization of Real Estate	(13,191)	(3,419)	(3,016)	(3,119)	(3,524)	(13,078)	(3,254)
Income from Unconsolidated Joint Ventures	47,115	2,885	5,036	2,252	2,051	12,224	2,904

Market Capitalization
Common Stock Price at Period End	9.25	8.68	9.69	8.89	7.90	7.90	9.66
Number of Common Stock/Units Outstanding at Period End	426,995	427,218	427,368	427,359	427,359	427,359	427,561
Common Stock Capitalization	3,949,704	3,708,252	4,141,196	3,799,222	3,376,136	3,376,136	4,130,239

Debt	1,093,228	1,091,258	1,089,264	1,065,012	1,062,570	1,062,570	1,116,474
Share of Unconsolidated Debt	169,295	171,575	172,195	171,879	171,446	171,446	170,690
Debt (1)	1,262,523	1,262,833	1,261,459	1,236,891	1,234,016	1,234,016	1,287,164

Total Market Capitalization	5,212,227	4,971,085	5,402,655	5,036,113	4,610,152	4,610,152	5,417,403

Cousins Properties	30	Q1 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st

Credit Ratios
Net Debt (Debt (1) minus Cash)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708
Total Market Capitalization	5,212,227	4,971,085	5,402,655	5,036,113	4,610,152	4,610,152	5,417,403
Net Debt / Total Market Capitalization	21.4%	23.2%	21.3%	22.9%	26.7%	26.7%	23.7%

Total Assets - Consolidated	4,204,619	4,159,310	4,166,252	4,143,599	4,146,296	4,146,296	4,251,193
Accumulated Depreciation - Consolidated	380,908	427,216	474,064	546,989	566,749	566,749	643,140
Undepreciated Assets - Unconsolidated (1)	455,100	481,858	490,418	511,766	530,076	530,076	553,098
Less: Investment in Unconsolidated Joint Ventures	(101,414)	(145,465)	(143,201)	(154,070)	(161,907)	(161,907)	(167,429)
Total Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002
Net Debt (Debt (1) minus Cash)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708
Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002
Net Debt / Total Undepreciated Assets (1)	22.5%	23.5%	23.1%	22.9%	24.2%	24.2%	24.3%

Coverage Ratios (1)
Interest Expense	41,382	11,293	11,305	11,208	12,080	45,886	12,574
Scheduled Principal Payments	12,859	2,900	2,929	2,733	3,446	12,008	3,481
Fixed Charges	54,241	14,193	14,234	13,941	15,526	57,894	16,055
EBITDAre	303,156	76,390	76,358	79,167	83,742	315,657	97,543
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.59	5.38	5.36	5.68	5.39	5.45	6.08
Adjusted EBITDAre	302,559	76,566	76,495	79,074	83,762	315,897	97,546
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.58	5.39	5.37	5.67	5.39	5.46	6.08

Net Debt (Debt (1) minus Cash)	1,113,594	1,154,681	1,151,227	1,154,185	1,231,469	1,231,469	1,283,708
Annualized EBITDAre (2)	296,700	305,564	305,432	316,668	334,968	334,968	390,172
Net Debt / Annualized EBITDAre (2)	3.75	3.78	3.77	3.64	3.68	3.68	3.29
Annualized Adjusted EBITDAre (2)	297,348	306,264	305,980	316,296	335,048	335,048	390,184
Net Debt / Annualized Adjusted EBITDAre (2)	3.75	3.77	3.76	3.65	3.68	3.68	3.29

Dividend Information
Common Dividends (3)	100,776	27,315	27,326	27,363	27,287	109,291	30,492
FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513
FFO Payout Ratio	38.8%	42.3%	42.3%	40.5%	38.3%	40.8%	36.1%

Cousins Properties	31	Q1 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	2017	2018 1st	2018 2nd	2018 3rd	2018 4th	2018	2019 1st

FFO	259,900	64,624	64,585	67,490	71,200	267,899	84,513
Amortization of Deferred Financing Costs	1,800	603	601	606	607	2,417	615
Non-Cash Stock-Based Compensation	1,983	543	579	560	575	2,257	607
Non-Real Estate Depreciation and Amortization	1,874	473	468	469	462	1,872	456
Lease Inducements	485	147	189	175	249	760	157
Straight Line Rent Ground Leases	440	110	110	243	126	589	138
Above and Below Market Ground Rent	159	39	40	39	40	158	39
Acquisition Costs	1,661	91	137	—	20	248	3
Above and Below Market Debt	(3,937)	(239)	(239)	(213)	(189)	(880)	—
(Gain) Loss on Extinguishment of Debt	(2,258)	85	—	(93)	—	(8)	—
Deferred Income - Tenant Improvements	(2,868)	(819)	(857)	(930)	(1,166)	(3,772)	(870)
Above and Below Market Rents	(7,221)	(1,793)	(1,714)	(1,730)	(1,640)	(6,877)	(1,670)
Second Generation CAPEX	(53,485)	(11,256)	(11,077)	(15,152)	(19,182)	(56,667)	(8,074)
Straight Line Rental Revenue	(30,973)	(8,136)	(5,690)	(5,148)	(7,043)	(26,017)	(8,732)
Gain on Sales of Undepreciated Investment Properties	(67)	(330)	(2,449)	—	(512)	(3,291)	(13,132)
FAD (1)	167,493	44,142	44,683	46,316	43,547	178,688	54,050
Common Dividends (3)	100,776	27,315	27,326	27,363	27,287	109,291	30,492
FAD Payout Ratio (1)	60.2%	61.9%	61.2%	59.1%	62.7%	61.2%	56.4%

Operations Ratio
Total Undepreciated Assets (1)	4,939,213	4,922,919	4,987,533	5,048,284	5,081,214	5,081,214	5,280,002
General and Administrative Expenses	27,523	6,809	8,071	3,913	3,247	22,040	11,460
Annualized General and Administrative Expenses (4) / Total Undepreciated Assets	0.56%	0.55%	0.65%	0.31%	0.26%	0.43%	0.87%

2nd Generation TI & Leasing Costs & Building CAPEX
Second Generation Leasing Related Costs	50,616	10,319	10,379	14,853	15,598	51,149	7,527
Second Generation Building Improvements	2,869	937	698	299	3,584	5,518	547
	53,485	11,256	11,077	15,152	19,182	56,667	8,074

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) Annualized equals quarter amount annualized.
(3) The fourth quarter 2016 dividend was declared and paid a quarter in arrears.
(4) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	32	Q1 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net Income Available to Common Stockholders	$35,341	$16,043
Depreciation and amortization of real estate assets:
Consolidated properties	45,405	44,620
Share of unconsolidated joint ventures	3,254	3,419
Partners' share of real estate depreciation	(96)	(69)
(Gain) loss on sale of depreciated properties:
Consolidated properties	21	372
Share of unconsolidated joint ventures	—	(48)
Non-controlling interest related to unit holders	588	287
Funds From Operations	$84,513	$64,624
Per Common Share — Diluted:
Net Income Available to Common Stockholders	$0.08	$0.04
Funds From Operations	$0.20	$0.15
Weighted Average Shares — Diluted	427,607	427,695

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

Cousins Properties	33	Q1 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	Three Months Ended
Net Operating Income (in thousands)	March 31, 2019	March 31, 2018

Net income	$36,005	$16,406
Net operating income from unconsolidated joint ventures	7,873	7,421
Fee income	(8,728)	(2,894)
Other income	(660)	(960)
Reimbursed expenses	932	942
General and administrative expenses	11,460	6,809
Interest expense	10,820	9,778
Depreciation and amortization	45,861	45,093
Acquisition and transaction costs	3	91
Other expenses	180	320
(Gain) loss on extinguishment of debt	—	85
Income from unconsolidated joint ventures	(2,904)	(2,885)
(Gain) loss on sale of investment properties	(13,111)	372
Net Operating Income	$87,731	$80,578

Straight line rent	8,731	8,136
Non-cash income	2,383	2,612
Non-cash expense	(177)	(296)
Cash Basis Net Operating Income	$76,794	$70,126

Net Operating Income
Same Property	$76,685	$72,203
Non-Same Property	11,046	8,375
	$87,731	$80,578

Cash Basis Net Operating Income
Same Property	$67,120	$64,592
Non-Same Property	9,674	5,534
	$76,794	$70,126

Cousins Properties	34	Q1 2019 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.

“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.

“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of deprecated property, and impairment losses. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.

“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and acquisition and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.

"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and gains (losses) on undepreciated real estate sales. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.

“Funds From Operations Available to Common Stockholders” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income for the reasons described under FFO above.

“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings as well as building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards. In addition, the Company excludes leasing costs and building improvements associated with properties identified as under redevelopment or repositioning.

Cousins Properties	35	Q1 2019 Supplemental Information